UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

MICROS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 443-285-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, on June 22, 2014, MICROS Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 22, 2014, by and among OC Acquisition LLC, a Delaware limited liability company (“Parent”), Rocket Acquisition Corporation, a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”) and, solely for certain limited purposes, Oracle Corporation, a Delaware corporation and the parent of Parent and Merger Subsidiary (“Oracle”). Pursuant to the Merger Agreement, Merger Subsidiary commenced a cash tender offer to purchase all of the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $0.025 per share (the “Common Stock”), for a purchase price of $68.00 per Share, net to the seller, in cash (the “Offer Price”), without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 3, 2014 (as amended, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 8, 2014, Oracle announced the successful completion of the Offer. American Stock Transfer & Trust Company, LLC, the depositary, has advised that, as of 12:00 midnight, New York City time, at the end of the day on September 5, 2014, 64,888,100 Shares had been validly tendered during the initial offering period and the subsequent offering period taken together, representing approximately 86.6% of the aggregate number of then issued and outstanding Shares. Merger Subsidiary has accepted for payment all Shares that were validly tendered and not properly withdrawn during the initial offering period and all shares validly tendered during the subsequent offering period.

On September 8, 2014, pursuant to the terms of the Merger Agreement and in accordance with Section 3-106 of the Maryland General Corporation Law (“MGCL”), Merger Subsidiary was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). All Shares (other than treasury shares, or shares held by Oracle, Parent, Merger Subsidiary or any of their wholly-owned subsidiaries) not acquired in the Offer were converted into, and cancelled in exchange for, the right to receive cash merger consideration in an amount equal to the Offer Price per share. Upon completion of the Merger, the Company became an indirect wholly-owned subsidiary of Oracle.

The aggregate consideration paid by Oracle, Parent and Merger Subsidiary in the Offer and Merger was approximately $5.1 billion, without giving effect to related transaction fees and expenses. Oracle, Parent and Merger Subsidiary funded the consideration paid to stockholders in the Offer and pursuant to the Merger through Oracle’s internally available cash, cash from operations and cash from previous borrowings.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Global Select Market LLC (“NASDAQ”) on September 8, 2014 that the Merger was consummated, and trading of the Common Stock of the Company on NASDAQ has been suspended. Accordingly, NASDAQ has filed a notification of delisting of the Company’s Common Stock from NASDAQ and deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with the Securities and Exchange Commission (the “SEC”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.02.	Unregistered Sale of Equity Securities.

Under the Merger Agreement, the Company granted Parent and Purchaser an option (the “Top-Up Option”) to purchase from the Company, at the Offer Price, a number of newly issued shares of Common Stock equal to the lesser of (i) the number of shares that, when added to the number of Shares of Common Stock already directly or indirectly owned by Oracle, Parent and Purchaser following consummation of the Offer, constitutes 90% of the total amount of shares outstanding on a fully diluted basis immediately after taking into account the issuance of the shares pursuant to the Top-Up Option or (ii) the aggregate number of shares of Common Stock that the Company is authorized to issue under its Restated Articles of Incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued or reserved for issuance) at the time of exercise of the Top-Up Option. Exercise of the Top-Up Option would permit Parent and Purchaser to complete the Merger through the “short form” procedures available under Maryland Law without the vote of or any other action by the other Company’s stockholders.

On September 8, 2014, the Company issued to Parent 25,822,919 shares of Common Stock (the “Top-Up Shares”) pursuant to the Top-Up Option that Parent exercised on September 8, 2014. After the issuance of the Top-Up Shares, but prior to the effective time of the Merger, Purchaser owned more than 90% of the outstanding shares of Common Stock (taking into account the Top-Up Shares issued). As disclosed above, the consideration for each Top-Up Share equaled the Offer Price.

The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the introductory note, Item 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

The information contained in the introductory note, Item 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that, effective upon the first time as of which Purchaser accepts any Shares for payment pursuant to the Offer and from time to time thereafter, Parent will be entitled to designate such number of directors (the “Parent Designees”), rounded up to the next whole number, to the Company’s Board of Directors (the “Company Board”) as is equal to the product of (i) the total number of directors on the Company Board (giving effect to the directors elected or designated by Parent pursuant to the Merger Agreement) and (ii) the percentage of the aggregate number of Shares beneficially owned by Parent or Purchaser (including all Shares accepted for payment in the Offer) bears to the total number of Shares then outstanding (provided that in no event will Parent Designees constitute less than a majority of the entire Company Board).

Effective on September 3, 2014, each of A. L. Giannopoulos, Louis M. Brown, Jr., B. Gary Dando, F. Suzanne Jenniches, John G. Puente and Dwight S. Taylor resigned from the Company’s Board of Directors (the “Company Board”). The Company Board appointed each of Safra A. Catz, Jeffrey O. Henley, Mark V. Hurd and Dorian Daley as a director to serve on the Company Board until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The resignations were not the result of any disagreement with the Company. The biographical information regarding the new directors of the Company is set forth in the Company’s Section 14(f) Information Statement attached as Exhibit (a)(5)(vii) to the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on July 3, 2014, as amended, and is incorporated herein by reference. It has not yet been determined to which, if any, committees of the Company Board these new directors of the Company are expected to be named.

Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on September 8, 2014, the size of the Company Board was reduced to one member and Brian S. Higgins was appointed as the sole member of the Company Board. Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on September 8, 2014, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company following the effective time, with Dorian Daley appointed as President of the Company and Eric Ball appointed as Treasurer of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the articles of incorporation of the Company were amended to change the par value of the Common Stock of the Company from $0.025 par value per share to $0.01 par value per share.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of the Company were amended and restated to read in their entirety as bylaws of Purchaser in effect immediately prior to the effective time of the Merger. The amended and restated bylaws of the Company are filed as Exhibits 3.1 hereto and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 22, 2014, by and among MICROS Systems, Inc., OC Acquisition LLC, Rocket Acquisition Corporation, and Oracle Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A, filed by MICROS Systems, Inc. with the SEC on July 3, 2014).

3.1	Amended and Restated Bylaws of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROS Systems, Inc.

By:	/s/ Brian Higgins
Brian Higgins
Vice President

Dated: September 8, 2014

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 22, 2014, by and among MICROS Systems, Inc., OC Acquisition LLC, Rocket Acquisition Corporation, and Oracle Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A, filed by MICROS Systems, Inc. with the SEC on July 3, 2014).

3.1	Amended and Restated Bylaws of the Company.